Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2006 relating to the financial statements, which appears in Repros Therapeutics Inc’s (formerly Zonagen, Inc.) Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
     /s/ PricewaterhouseCoopers LLP
     Houston, Texas
     September 5, 2006